SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 15, 2010
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Item 7.01 Regulation FD Disclosure
The following information is furnished pursuant to Item 7.01.
Collective Brands, Inc. (the “Registrant”) and its subsidiary Payless ShoeSource, Inc. (“Payless”) announced today that they have entered into a Settlement Agreement with adidas-Salomon AG and adidas America, Inc. (collectively, “adidas”) and the State of Oregon to resolve the outstanding claims of the parties related to an action titled adidas-Salomon AG v. Payless ShoeSource, Inc., related actions in Canada, and all administrative claims as described in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2009. Substantially all of the settlement had been previously reserved for and as a result, the settlement will not materially impact the Registrant’s results of operations.
The Settlement Agreement does not modify the existing injunction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: January 15, 2010	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President, Chief Financial Officer and Treasurer